Exhibit 99.1

Opower Announces First Quarter 2015 Financial Results

Reports Revenue of $33.4 million, 17% year-over-year growth

ARLINGTON, Va. — May 12, 2015 — Opower (NYSE: OPWR), a leading provider of cloud-based software for the utility industry, today announced its financial results for the first quarter of 2015. The company ended the quarter with revenue of $33.4 million, an increase of 17 percent year-over-year.

“Opower is off to a strong start in 2015, delivering first quarter results that beat our expectations for revenue and the bottom line,” said Dan Yates, chief executive officer of Opower. “We expect to build on this momentum throughout the year to further secure our market leadership position.”

Opower has signed a contract with Pacific Gas and Electric (PG&E) that is the largest in Opower history. Opower is expecting to begin recognizing revenue from this contract in 2016.

“This contract with PG&E validates our belief that utilities seek to consolidate their customer engagement solutions with a single strategic vendor. We believe our platform is the solution that utilities need as they replace disjointed applications that are costly to maintain and produce an unsatisfying experience for customers,” said Yates.

First Quarter 2015 Financial Highlights

Revenue

•	Total revenue for the first quarter 2015 was $33.4 million, an increase of 17% from the comparable period in 2014.

Operating Loss

•	GAAP operating loss was $(9.9) million, compared to an operating loss of $(7.3) million for the comparable period in 2014.

•	Non-GAAP operating loss was $(4.9) million, compared to a non-GAAP operating loss of $(5.7) million for the comparable period in 2014.

Net Loss

•	GAAP net loss was $(11.0) million, compared to a net loss of $(7.0) million for the comparable period in 2014. GAAP net loss per share was $(0.22), based on 50.5 million weighted-average common shares outstanding, compared to a GAAP net loss per share of $(0.32) for the comparable period in 2014.

•	Non-GAAP net loss was $(6.0) million, compared to a non-GAAP net loss of $(5.3) million for the comparable period in 2014. Non-GAAP net loss per share was $(0.12), based on 50.5 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss per share of $(0.13) for the comparable period in 2014.

Adjusted EBITDA

•	Adjusted EBITDA was a loss of $(2.4) million, compared to a loss of $(4.3) million for the comparable period in 2014.

Balance Sheet

•	The Company had $127.4 million in cash and cash equivalents at March 31, 2015.

Business Outlook

Opower is issuing the following guidance for the second quarter and full year 2015, based on current expectations:

(in $ millions, except per share guidance)	Second Quarter 2015	Full Year 2015
Revenue	34.8-35.5	144.0-149.0
Adjusted EBITDA	(5.4)-(4.8)	(23.0)-(18.0)
Non-GAAP net income/(loss)	(8.4)-(7.8)	(35.0)-(30.0)
Per share	(0.17)-(0.15)	(0.68)-(0.58)

Non-GAAP net income/(loss) in the table above for the second quarter and for the full year 2015 excludes stock-based compensation expense of $7.5 million and $30.0 million, respectively. Adjusted EBITDA also excludes $3.0 million in depreciation and amortization expenses in the second quarter and $12.5 million for the full year 2015.

Conference Call Information

What:	Opower First Quarter 2015 Financial Results Conference Call
When:	Tuesday, May 12, 2015
Time:	5:00 p.m. ET
Live Call:	(877) 201-0168, Domestic
(647) 788-4901, International
Conference ID:	28874345
Webcast:	http://investor.opower.com (live and replay)

The webcast will be archived on Opower’s website for three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted-average common shares outstanding and adjusted EBITDA.

We define non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share as excluding the impact of stock-based compensation. The weighted-average shares outstanding used to calculate non-GAAP net loss per share gives effect to the conversion of the preferred stock as of the beginning of each of the periods presented.

We define adjusted EBITDA as net loss adjusted to exclude our income tax provision, other income (expense), including interest, depreciation and amortization, and stock-based compensation.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Opower’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to analyze key financial metrics used to make operational decisions more thoroughly. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which disclose similar non-GAAP financial measures.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is their exclusion of significant income and expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management on which income and expenses are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that is included in this press release, and not to rely on any single financial measure to evaluate our business.

About Opower

Opower (NYSE:OPWR) is an enterprise software company that is transforming the way utilities engage with their customers. Opower’s customer engagement platform enables utilities to reach their customers at moments that matter through proactive and digitized communications that drive energy savings, increase customer engagement and satisfaction, and lower customer operation costs. Opower’s software has been deployed to more than 95 utility partners around the world and reaches more than 50 million households and businesses. For more information, please visit www.opower.com and follow us on Twitter at @Opower.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability metrics for the company’s second quarter and full year 2015, and statements regarding our market position in our industry. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, unpredictable sales cycles and implementation times; changes to the regulatory landscape could alter our customers’ buying patterns; our ability to respond to evolving technological changes; our ability to retain and attract customers; the risk of technological developments and innovations by others; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the risk of losing key employees; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Form 10-K filed on March 13, 2015. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

OPOWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2014	March 31, 2015

Assets
Current assets:
Cash and cash equivalents	$125,725	$127,395
Accounts receivable, net	36,295	18,614
Prepaid expenses and other current assets	4,654	5,526

Total current assets	166,674	151,535

Property and equipment, net	17,672	18,402
Other assets	151	239

Total assets	$184,497	$170,176

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,400	$1,958
Accrued expenses	6,367	5,761
Deferred revenue	61,989	56,725
Accrued compensation and benefits	8,337	6,626
Other current liabilities	2,091	1,781

Total current liabilities	80,184	72,851

Deferred revenue	2,280	1,422
Other liabilities	1,232	906

Total liabilities	83,696	75,179

Stockholders’ equity:

Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	226,093	231,319
Accumulated deficit	(124,994)	(135,970)
Accumulated other comprehensive loss	(298)	(352)

Total stockholders’ equity	100,801	94,997

Total liabilities and stockholders’ equity	$184,497	$170,176

OPOWER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2015

Revenue
Subscription	$26,191	$30,386
Services	2,382	3,035

Total revenue	28,573	33,421

Cost of revenue (1)
Subscription	6,836	8,430
Services	3,099	3,584

Total cost of revenue	9,935	12,014

Gross profit	18,638	21,407

Operating expenses (1):
Sales and marketing	11,999	14,501
Research and development	10,754	12,213
General and administrative	3,218	4,575

Total operating expenses	25,971	31,289

Operating loss	(7,333)	(9,882)

Other income (expense):
Gain (loss) on foreign currency	295	(1,032)
Interest expense	(66)	(1)
Other, net	168	(4)

Loss before income taxes	(6,936)	(10,919)
Provision for income taxes	44	55

Net loss	$(6,980)	$(10,974)

Weighted-average common stock outstanding:
Basic and diluted	22,002	50,523

Net loss per share:
Basic and diluted	$(0.32)	$(0.22)

(1)	Stock-based compensation was allocated as follows:

	Three Months Ended March 31,
	2014	2015
Subscription	$15	$147
Services	64	265
Sales and marketing	749	1,888
Research and development	297	1,658
General and administrative	537	1,046

Total stock-based compensation	$1,662	$5,004

OPOWER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2015

Operating Activities
Net loss	$(6,980)	$(10,974)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,347	2,520
Stock-based compensation expense	1,662	5,004
Other	97	1,036

Changes in operating assets and liabilities:
Accounts receivable	(3,067)	17,437
Prepaid expenses and other current assets	(883)	(882)
Other assets	(166)	(87)
Accounts payable	(96)	585
Accrued expenses	506	(1,177)
Accrued compensation and benefits	375	(1,686)
Deferred revenue	5,298	(6,124)
Other liabilities	(226)	(376)

Net cash provided by (used in) operating activities	(2,133)	5,276

Investing Activities
Additions to property and equipment	(2,038)	(2,366)

Net cash used in investing activities	(2,038)	(2,366)

Financing Activities
Proceeds from issuance of common stock	1,251	835
Taxes paid related to net share settlement of equity awards	—	(1,135)
Payment of offering costs	(296)	—
Principal payments on capital lease obligations	(84)	(110)

Net cash provided by (used in) financing activities	871	(410)

Effect of exchange rate changes on cash and cash equivalents	(36)	(830)

Net increase in cash and cash equivalents	(3,336)	1,670
Cash and cash equivalents, beginning of period	28,819	125,725

Cash and cash equivalents, end of period	$25,483	$127,395

OPOWER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2015

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(6,980)	$(10,974)
Provision for income taxes	44	55
Other (income) expense, including interest	(397)	1,037
Depreciation and amortization	1,347	2,520
Stock-based compensation	1,662	5,004

Adjusted EBITDA	$(4,324)	$(2,358)

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue:
Cost of revenue	$9,935	$12,014
Less: Stock-based compensation	79	412

Non-GAAP cost of revenue	$9,856	$11,602

Reconciliation of Subscription Gross Margin to Non-GAAP Subscription Gross Margin:
Subscription gross margin	73.9%	72.3%
Add back: Subscription stock-based compensation	0.1%	0.4%

Non-GAAP Subscription gross margin	74.0%	72.7%

Reconciliation of Services Gross Margin to Non-GAAP Services Gross Margin:
Services gross margin	-30.1%	-18.1%
Add back: Services stock-based compensation	2.7%	8.7%

Non-GAAP Services gross margin	-27.4%	-9.4%

Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	65.2%	64.1%
Add back: Stock-based compensation	0.3%	1.2%

Non-GAAP gross margin	65.5%	65.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses	$25,971	$31,289
Less: Stock-based compensation	1,583	4,592

Non-GAAP operating expenses	$24,388	$26,697

Reconciliation of Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(7,333)	$(9,882)
Add back: Stock-based compensation	1,662	5,004

Non-GAAP operating loss	$(5,671)	$(4,878)

Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(6,980)	$(10,974)
Add back: Stock-based compensation	1,662	5,004

Non-GAAP net loss	$(5,318)	$(5,970)

Shares used in computing Non-GAAP Per Share Amounts:
Weighted-average common stock outstanding, basic and diluted	22,002	50,523
Add: Additional weighted-average shares giving effect to the conversion of preferred stock as of the beginning of the period	19,247	—

Non-GAAP weighted-average common stock outstanding, basic and diluted	41,249	50,523

Non-GAAP net loss per share	$(0.13)	$(0.12)

Source: Opower

Investor Contact

Charlie Mayer

571-483-5200

investor@opower.com

Media Contact

Carly Llewellyn

pr@opower.com